EXHIBIT M-2

                   Form of Borrowing Base Report
                       HEALTH CARE REIT, INC.
                     Date:  September 8, 1994



ELIGIBLE OPERATOR LEASES

- - - ------------------------------------------------------------------
                                                         (1)
Property Location       Date         Facility        Lease Value
 Operator Name          Added          Type         (Option Price)
- - - -----------------       -----        --------       --------------















- - - ------------------------------------------------------------------
  Last                              Asset Value         Operator
Appraisal          Appraised      (Lessor of (1)        Payment
  Date               Value           and (2))           Coverage
- - - ---------          ---------      --------------        ---------













                                             Certified By:


                                      -----------------------------

                                      -----------------------------